EXHIBIT 10(k)

                     HALLIBURTON COMPANY ANNUAL REWARD PLAN



                                      INDEX

 ARTICLE I...................................................................  1
 PURPOSE.....................................................................  1

 ARTICLE II..................................................................  1
 DEFINITIONS.................................................................  1

      2.1      Definitions...................................................  1
      2.2      Number........................................................  4
      2.3      Headings......................................................  4

 ARTICLE III.................................................................  4
 PARTICIPATION...............................................................  4

      3.1      Participants..................................................  4
      3.2      Partial Plan Year Participation...............................  4
      3.3      No Right to Participate.......................................  5
      3.4      Plan Exclusive................................................  5

 ARTICLE IV..................................................................  5
 ADMINISTRATION..............................................................  5

 ARTICLE V...................................................................  6
 REWARD DETERMINATIONS.......................................................  6

      5.1    Performance Measure.............................................  6
      5.2    Reward Determinations...........................................  6
      5.3    Reward Opportunities............................................  7
      5.4    Discretionary Adjustments ......................................  7
      5.5    Discretionary Bonuses...........................................  7

 ARTICLE VI..................................................................  7
 DISTRIBUTION OF REWARDS.....................................................  7

      6.1    Form and Timing of Payment......................................  7
      6.2    Mandatory Deferral..............................................  8
      6.3    Elective Deferral...............................................  8
      6.4    Tax Withholding.................................................  8
      6.5    No Interest or Dividend Equivalents.............................  9
      6.6    Small Accounts..................................................  9







 ARTICLE VII.................................................................  9
 TERMINATION OF EMPLOYMENT...................................................  9

      7.1    Termination of Service During Plan Year.........................  9
      7.2    Termination of Service After End of Plan Year But Prior to Full
             Payment......................................................... 10

 ARTICLE VIII................................................................ 10
 RIGHTS OF PARTICIPANTS AND BENEFICIARIES.................................... 10

      8.1    Status as a Participant or Beneficiary.......................... 10
      8.2    Employment...................................................... 10
      8.3    Nontransferability.............................................. 10
      8.4    Nature of Plan.................................................. 11

 ARTICLE IX.................................................................. 12
 CORPORATE CHANGE............................................................ 12

 ARTICLE X................................................................... 12
 AMENDMENT AND TERMINATION................................................... 12

 ARTICLE XI.................................................................. 12
 MISCELLANEOUS............................................................... 12

      11.1   Governing Law................................................... 12
      11.2   Severability.................................................... 13
      11.3   Successor....................................................... 13
      11.4   Effective Date.................................................. 13


                                    ARTICLE I

                                     PURPOSE

         The purpose of the Halliburton Company Annual Reward Plan (the "Plan") is to reward senior management for improving financial results which drive the creation of shareholder value, and thereby, serve to attract, motivate, reward and retain senior management talent. The Plan provides a means to link total and individual cash compensation to Company performance, as measured by Cash Value Added ("CVA"), on the basis of Participant sharing in CVA improvement, a demonstrated driver of shareholder value. In addition, to further relate compensation earned under the Plan to shareholder value creation and to provide incentives for Participants to focus on a time frame longer than one year, the Plan provides that one-half of incentive compensation earned for a Plan Year will be paid in cash following the end of the Plan Year and the remaining one-half will be denominated in Common Stock Equivalents and paid in cash installments in the second and third years after the Plan Year based on the value of such Common Stock Equivalents at the time of payment.

                                   ARTICLE II
                                   DEFINITIONS
         2.1 Definitions. Where the following words and phrases appear in the Plan, they shall have the respective meanings set forth below, unless their context clearly indicates to the contrary.
          "Affiliate" shall mean any Subsidiary, division or designated group of the Company.

          "Beneficiary" shall mean the person, persons, trust or trusts entitled by Will or the laws of descent and distribution to receive the benefits specified under the Plan in the event of the Participant's death prior to full payment of a Reward.

          "Board of Directors" shall mean the Board of Directors of the Company.

          "Bonus Shares" shall mean a specified number of units assigned to a Participant for a particular Plan Year which are used to calculate the Reward for such Plan Year. The value of each Bonus Share is determined by dividing the total number of Bonus Shares for all Participants into the Bonus Pool as of the end of a particular Plan Year; provided, however, that the Committee may, in its discretion, in lieu of the foregoing, establish, as of the beginning of a Plan Year, a formula pursuant to which the value of a Bonus Share can be determined at given levels of CVA performance, regardless of changes during such Plan Year in the aggregate number of Bonus Shares.

          "Bonus Pool" shall mean the amount available for payment of Rewards based upon CVA performance for a particular Plan Year as established by the Committee.

          "Cause" shall mean (i) the conviction of the Participant of a felony under Federal law or the law of the state in which such action occurred,
     (ii) dishonesty in course of fulfilling the Participant's employment duties or (iii) the disclosure by the Participant to any unauthorized person or competitor of any confidential information or confidential knowledge as to the business or affairs of the Company.

          "CEO" shall mean the Chief Executive Officer of the Company.

          "Committee" shall mean the Compensation Committee of Directors of the Company, appointed by the Board of Directors from among its members, no member of which shall be an employee of the Company or a Subsidiary.

          "Common Stock" shall mean the common stock, par value $2.50 per share, of the Company.

          "Common Stock Equivalent" shall mean a unit entitling a Participant to receive at a designated time or times in the future a cash payment equal to the Fair Market Value at such time or times of one share of Common Stock.

          "Company" shall mean Halliburton Company and its successors.

          "Corporate Change" shall have the meaning ascribed in Article II, Paragraph (h) of the Company's 1993 Stock and Long-Term Incentive Plan, as amended.

          "CVA" shall mean the difference between operating cash flow and a capital charge, calculated on a consolidated basis in accordance with the criteria and guidelines set forth in the Corporate Policy entitled "Cash Value Added (CVA)," as in effect at the time any such calculation is made.

          "Deferred Payment Date" shall mean, with respect to a particular Plan Year, the last business day of February of the second and third years following the end of such Plan Year.

          "Executive Committee" shall mean the Executive Committee of the Company.

          "Fair Market Value" shall mean the average closing price per share of the Common Stock on the New York Stock Exchange (or, if the Common Stock is not then listed on such exchange, such other national securities exchange on which the Common Stock is then listed) for the ten (10) trading days immediately preceding a Payment Date, a Deferred Payment Date or such other date on which the Common Stock Equivalents are to be valued pursuant to the Plan provisions. If the Common Stock is not publicly traded on a national securities exchange at the time a determination of its value is required to be made hereunder, the determination of its Fair Market Value shall be made by the Committee in such manner as it deems appropriate.

          "Key Employees" shall mean regular, full-time management employees of the Company below the Company officer level.

          "Participant Category" shall mean a grouping of Participants, as determined by the Committee, based on level of responsibility.

          "Participants" shall mean any employee of the Company or a Subsidiary who participates in the Plan pursuant to the provisions of Article III hereof.

          "Payment Date" shall mean, with respect to a particular Plan Year, the last business day of February of the year next following the end of such Plan Year.

          "Plan" shall mean the Halliburton Company Annual Reward Plan.

          "Plan Year" shall mean the calendar year ending December 31, 1995 and each subsequent calendar year thereafter.

          "Reward" shall mean the dollar amount of incentive compensation payable to a Participant under the Plan for a Plan Year determined in accordance with Section 5.2.

          "Reward Opportunity" shall mean, with respect to each Participant, the aggregate value of such Participant's Bonus Shares which corresponds to levels of pre-established CVA performance, determined pursuant to the Reward Schedule.

          "Reward Schedule" shall mean the schedule setting forth the basis on which each of the Participants will share in the Bonus Pool for a particular Plan Year.

          "Section 16 Officer" shall mean an officer who is subject to Section 16 of the

     Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder.

          "Subsidiary" shall mean any corporation 50 percent or more of whose voting power is owned, directly or indirectly, by the Company.

     2.2 Number. Wherever appropriate herein, words used in the singular shall be considered to include the plural and words used in the plural shall be considered to include the singular.

     2.3 Headings. The headings of Articles and Sections herein are included solely for convenience, and if there is any conflict between headings and the text of the Plan, the text shall control.

                                   ARTICLE III
                                  PARTICIPATION
     3.1 Participants. Employees who are members of the Executive Committee and Company officers as of the beginning of each Plan Year shall be Participants for such Plan Year. In addition, such other Key Employees as may be designated annually as Participants by the CEO prior to the last day of February each Plan Year shall be Participants under the Plan for such Plan Year.

     3.2 Partial Plan Year Participation. If, after the beginning of a Plan Year, an employee who was not previously a Participant is newly appointed or elected as a member of the Executive Committee or a Company officer, such employee shall become a Participant effective with such appointment or election for the balance of the Plan Year, on a prorated basis, unless the Committee shall determine, in its sole discretion, that the participation shall be delayed until the beginning of the next Plan Year. If, after the beginning of the Plan Year, a person is newly hired, promoted or transferred into a position in which he or she is a Key

Employee, the CEO may designate in writing such person as a Participant for the balance of such Plan Year, on a prorated basis.
     Contemporaneously with the promotion, demotion, reassignment or transfer of a Participant which involves a change in Participant Category, the CEO (except with respect to any action or status change involving himself or other Section 16 Officers, in which case such determination shall be made by the Committee) shall, in his sole and absolute discretion, make appropriate adjustment in the number of Bonus Shares assigned to such Participant, on a prorated basis for the balance of the Plan Year, effective as of such change in status; provided, however, that if such change in status involves a transfer to an Affiliate whose employees do not participate in the Plan, such Participant's participation in the Plan will be terminated effective with such transfer for the remainder of the Plan Year without otherwise affecting such person's employment status, and such Participant shall be entitled to receive a prorated Reward for the Plan Year based on the time he or she was a Participant.

     3.3 No Right to Participate. Except as provided in Sections 3.1 and 3.2, no Participant or other employee of the Company shall, at any time, have a right to participate in the Plan for any Plan Year, notwithstanding having previously participated in the Plan.

     3.4 Plan Exclusive. No employee shall simultaneously participate in this Plan and in any short-term incentive plan of an Affiliate.

                                   ARTICLE IV
                                 ADMINISTRATION
     Each Plan Year, the Committee shall establish the basis for payments under the Plan in relation to given CVA performance levels, as more fully described in
Article V hereof, and,
following the end of each Plan Year, determine the actual Reward payable to each Participant. The Committee is authorized to construe and interpret the Plan, to prescribe, amend and rescind rules, regulations and procedures relating to its administration and to make all other determinations necessary or advisable for administration of the Plan. The CEO shall have such authority as is expressly provided in the Plan. In addition, as permitted by law, the Committee may delegate such of its authority granted under the Plan (except with respect to matters relating to the CEO and other Section 16 Officers) as it deems appropriate to the CEO or a committee, which committee need not be composed entirely of members of the Board of Directors. The determinations of the Committee, the CEO or any committee to which authority has been delegated pursuant hereto shall be conclusive and binding. Subject only to compliance with the express provisions hereof, the Committee, the CEO and any other committee to which responsibility has been delegated may act in their sole and absolute discretion with respect to the Plan.

                                    ARTICLE V
                              REWARD DETERMINATIONS
     5.1 Performance Measure. CVA shall be the sole performance measure in determining performance goals for any Plan Year.

     5.2 Reward Determinations. Prior to the last day of February of each Plan Year, the Committee shall establish a formula relating the size of the Bonus Pool to CVA performance beyond a threshold level and a Reward Schedule which aligns the level of CVA performance with Reward Opportunities, such that the level of achievement of CVA performance at the end of the Plan Year will determine the actual Reward. After the end of each Plan Year, the Committee shall determine the extent to which CVA performance has been achieved and the amount of the Reward shall be computed for each Participant in accordance with the Reward Schedule.

     5.3 Reward Opportunities. The established Reward Opportunities may vary in relation to the Participant Categories and within the Participant Categories. In the event a Participant changes Participant Categories during a Plan Year, the Participant's Bonus Shares shall be adjusted to reflect the amount of time in each Participant Category during the Plan Year.

     5.4 Discretionary Adjustments. Once established, CVA performance levels will not be changed during the Plan Year. However, if the Committee, in its sole and absolute discretion, determines that a change in the Company's business, operations, corporate or capital structure, the manner in which it conducts business or any other material change or event will have a consequence the Committee did not intend which affects the Bonus Pool formula, then the Committee may, reasonably contemporaneously with such change or event, make such adjustments as it shall deem appropriate and equitable in the manner of computing CVA for purposes of application to the Bonus Pool formula for the Plan Year.

     5.5 Discretionary Bonuses. Notwithstanding any other provision contained herein to the contrary, the Committee may, in its sole discretion, make such other or additional bonus payments to a Participant as it shall deem appropriate.
                                   ARTICLE VI
                             DISTRIBUTION OF REWARDS
     6.1 Form and Timing of Payment. One-half of the amount of each Reward shall be paid in cash on the Payment Date. Payment of the remaining amount of the Reward shall be deferred and paid in accordance with the provisions set forth below.
     The remaining one-half of the Reward shall be converted into Common Stock Equivalents, the number of which shall be determined by using the Fair Market Value per share of the Common Stock as of the Payment Date, rounded to the next even-numbered whole share. A cash payment equal to the Fair Market Value of one-half of the Common Stock Equivalents as of the first Deferred Payment Date shall be made on such date; and a cash payment equal to the Fair Market Value of the remaining Common Stock Equivalents as of the second Deferred Payment Date shall be made on such date.

     6.2 Mandatory Deferral. Notwithstanding the provisions of Section 6.1, with respect to a Participant who is a "covered employee" for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended, payment of that portion of a Reward which would otherwise cause such Participant's compensation to exceed the limitation on the amount of compensation deductible by the Company in any taxable year pursuant to such Section 162(m), shall be deferred until such Participant is no longer a "covered employee," unless the Committee, in its discretion, determines that such deferral should not be required.

     6.3 Elective Deferral. Nothing herein shall be deemed to preclude a Participant's election to defer receipt of a percentage of his or her Reward beyond the time such amount would have been payable hereunder pursuant to the Halliburton Elective Deferral Plan or other similar plan.

     6.4 Tax Withholding. The Company or employing Subsidiary through which payment of a Reward is to be made shall have the right to deduct from any payment hereunder
                                        8
any amounts that Federal, state, local or foreign tax laws require with respect to such payments.

     6.5 No Interest or Dividend Equivalents. No interest or dividend equivalents shall be accrued or paid under this Plan on the amount of any portion of a Reward as to which distribution is deferred. Nothing herein shall prohibit the crediting of earnings or dividend equivalents as provided in the Halliburton Elective Deferral Plan on portions of Rewards as to which payment is deferred pursuant to such other plan.

     6.6 Small  Accounts.  Notwithstanding  the  provisions  of Section  6.1 and
Article VII, the Committee may, on a case by case basis to facilitate Plan administration, authorize a lump sum cash payment of a Reward or the remaining portion of a Reward if it deems the amount thereof to be too small to justify its deferral.

                                   ARTICLE VII
                            TERMINATION OF EMPLOYMENT
     7.1 Termination of Service During Plan Year. In the event a Participant's employment is terminated during a Plan Year for any reason other than termination for Cause, provided that a Reward would have been payable under the Plan for such Plan Year, such Participant's Reward for such Plan Year shall be prorated based upon that portion of the Plan Year during which he or she was a Participant and paid in accordance with Section 6.1, except in the case of death, in which case the entire amount of prorated Reward shall be paid to the Participant's estate on the Payment Date.
     If a Participant's employment is terminated for Cause during a Plan Year, all of such Participant's rights to a Reward for such Plan Year shall be forfeited.

     7.2 Termination of Service After End of Plan Year But Prior to Full Payment. If a Participant's employment is terminated for any reason other than termination for Cause subsequent to the end of an applicable Plan Year but prior to the payment of a Reward in full, the amount of the Reward then unpaid shall be paid to the Participant in accordance with Section 6.1, except in the case of death, in which case the amount of the Reward then unpaid shall be paid immediately to such Participant's estate.
     If a Participant's employment is terminated for Cause subsequent to the end of an applicable Plan Year but prior to the payment of a Reward in full, all of such Participant's rights to the amount of the Reward then unpaid shall be forfeited.

                                  ARTICLE VIII
                    RIGHTS OF PARTICIPANTS AND BENEFICIARIES
     8.1 Status as a Participant or Beneficiary. Neither status as a Participant or Beneficiary shall be construed as a commitment that any Reward will be paid or payable under the Plan.

     8.2 Employment. Nothing contained in the Plan or in any document related to the Plan or to any Reward shall confer upon any Participant any right to continue as an employee or in the employ of the Company or a Subsidiary or constitute any contract or agreement of employment or interfere in any way with the right of the Company or a Subsidiary to reduce such person's compensation, to change the position held by such person or to terminate the employment of such person, with or without Cause.

     8.3 Nontransferability. No benefit payable under, or interest in, this Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge,
                                       10
encumbrance or charge and any such attempted action shall be void and no such benefit or interest shall be, in any manner, liable for, or subject to, debts, contracts, liabilities or torts of any Participant or Beneficiary. Any attempt at transfer, assignment or other alienation prohibited by the preceding sentence shall be disregarded and all amounts payable hereunder shall be paid only in accordance with the provisions of the Plan. The foregoing notwithstanding, nothing in this Section 8.3 shall prevent transfer by Will or by applicable laws of descent and distribution.
     8.4 Nature of Plan. No Participant, Beneficiary or other person shall have any right, title or interest in any fund or in any specific asset of the Company or any Subsidiary by reason of any Reward hereunder. There shall be no funding of any benefits which may become payable hereunder. Nothing contained in the Plan (or in any document related thereto), nor the creation or adoption of the Plan, nor any action taken pursuant to the provisions of the Plan shall create, or be construed to create, a trust of any kind or a fiduciary relationship between the Company or a Subsidiary and any Participant, Beneficiary or other person. To the extent that a Participant, Beneficiary or other person acquires a right to receive payment with respect to a Reward hereunder, such right shall be no greater than the right of any unsecured general creditor of the Company or any Subsidiary. All amounts payable under the Plan shall be paid from the general assets of the Company or a Subsidiary, as applicable, and no special or separate fund or deposit shall be established and no segregation of assets shall be made to assure payment of such amounts. Nothing in the Plan shall be deemed to give any employee any right to participate in the Plan except in accordance herewith.

                                   ARTICLE IX
                                CORPORATE CHANGE
     In the event of a Corporate Change, (i) with respect to a Participant's Reward Opportunity for the Plan Year in which the Corporate Change occurred, such Participant shall be entitled to an immediate cash payment equal to the maximum amount of Reward he or she would have been entitled to receive for the Plan Year, prorated to the date of the Corporate Change; and (ii) with respect to Rewards earned in prior Plan Years which have not been paid in full, the Fair Market Value of each Participant's remaining Common Stock Equivalents for all such Plan Years shall be determined as of the Corporate Change and paid in cash immediately.

                                    ARTICLE X
                            AMENDMENT AND TERMINATION
     Notwithstanding anything herein to the contrary, the Committee may, at any time, terminate or, from time to time amend, modify or suspend the Plan; provided, however, that, without the prior consent of the Participants affected, no such action may adversely affect any rights or obligations with respect to any Rewards theretofore earned for a particular Plan Year, whether or not the amounts of such Rewards have been computed and whether or not such Rewards are then payable.

                                   ARTICLE XI
                                  MISCELLANEOUS
     11.1 Governing Law. The Plan and all related documents shall be governed by, and construed in accordance with, the laws of the State of Texas, except to the extent preempted by federal law.

     11.2 Severability. If any provision of the Plan shall be held illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining provisions hereof; instead, each provision shall be fully severable and the Plan shall be construed and enforced as if said illegal or invalid provision had never been included herein.

     11.3 Successor. All obligations of the Company under the Plan shall be binding upon and inure to the benefit of any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

     11.4 Effective Date. The Plan shall become effective as of January 1, 1995, for Plan Years beginning on and after January 1, 1995, and shall remain in effect until such time as it may be terminated pursuant to Article X.